EXHIBIT 99.1

Loop Industries Announces Net Loss of $6.7 million for the Third Quarter 2018, including $4.4 million Non-Cash Compensation Costs

Pilot Plant Expansion to Increase Capacity and Demonstrate Continuous Operations

Private Common Stock Issuance of $7.4 million

MONTREAL, January 12, 2018 (GLOBE NEWSWIRE) -- Loop™ Industries, Inc. (NASDAQ: LOOP) (the “Company” or “Loop”), an innovative technology company leading the sustainable plastic revolution, today announced financial results for its third quarter of fiscal 2018, ended November 30, 2017, and provided an update on its financing plans.

Third Quarter 2018 Financial Results

Loop Industries reported a net loss of $6.7 million for the three months ended November 30, 2017, an increase in net loss of $6.0 million compared to a net loss of $0.7 million for the same period in the prior year. The increase in net loss is primarily explained by non-cash stock-based compensation expense of $4.4 million of which $3.2 million relates to the immediate vesting of equity grants during the quarter which management doesn’t expect to repeat in the future. Other factors impacting the quarter were an increase in professional advisory services of $0.4 million, increase in staff compensation of $0.4 million, and $0.3 million in connection with increased research and development expenses.

Research and development expenses were $3.9 million for the three months ended November 30, 2017, compared to $0.4 million for the prior year period. The increase was driven primarily by higher non-cash stock-based compensation expense and other design and planning costs related to the Company’s pilot plant.

General and administrative expenses were $2.7 million for the three months ended November 30, 2017, compared to $0.3 million for the prior year period. The increase was driven by higher non-cash stock-based compensation expense, increased legal and accounting fees, as well as filing fees related to Loop’s recent listing on the NASDAQ Capital Market exchange.

Pilot Plant Expansion

On December 11, 2017, the Company entered into a promise to purchase the land and building housing our pilot plant in Terrebonne, Quebec, which is the site of Loop’s Innovation Hub and corporate office, for a total consideration of $2.2 million. The pilot plant was built to optimize and demonstrate Loop’s disruptive depolymerization technology, and will be expanded to increase capacity and demonstrate continuous operations in preparation of the Company’s next phase of large scale commercialization.

Loop Industries, Inc. Page 2 of 5

Private Placement of Common Stock

On January 9, 2018, the Board approved plans to complete an equity private placement wherein the Company expects to raise between $7 and $8 million. As of January 11, 2018, the Company has raised $7.4 million and management expects that current cash on hand will be sufficient to fund ongoing operations for the next twelve months, including funding the purchase of the pilot plant facility.

CEO Commentary

“We appreciate the support of our shareholders who have continued to finance the Company’s growth strategy and provide their support for the potential of Loop’s technology to disrupt the global polyester plastics market,“ said Daniel Solomita, Loop’s founder and CEO. “We are excited as we move towards commercialization of our revolutionary technology in 2018, supported by offtake contracts with global consumer goods companies for Loop™ branded PET resin.”

As stated in the Plan of Operations in Management’s Discussion and Analysis on Form 10-Q that was filed with the SEC today, the Company currently intends to commercialize its operations primarily by adopting a model of licensing its technology to selected world-class multi-national supply chain manufacturing partners with whom it will work in close collaboration.

About Loop Industries, Inc.

Loop’s mission is to accelerate the world’s shift toward sustainable plastic and away from our dependence on fossil fuels. Loop has created a revolutionary technology poised to disrupt the plastics industry. This ground-breaking technology decouples plastic from fossil fuels by depolymerizing waste polyester plastic to its base building blocks (monomers). The monomers are then repolymerised to create virgin-quality polyester plastic that meets FDA requirements for use in food-grade packaging. Loop™ branded polyester resin allows consumer goods companies to meet and exceed their stated sustainability goals and circular ambitions. loopindustries.com

Forward-Looking Statements

This news release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. These forward-looking statements are based on our current assumptions, expectations and beliefs and are subject to substantial risks, estimates, assumptions, uncertainties and changes in circumstances that may cause the Company’s actual results, performance or achievements, as well as the Company’s expectations regarding materiality or significance and the restatement’s quantitative effects, to differ materially from those expressed or implied in any forward-looking statement. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the risk that additional information may arise from the Company’s and its audit committee’s internal review, the risk that the process of preparing and auditing the restated financial statements or other subsequent events would require the Company to make additional adjustments and the time and effort required to complete the restatement of its financial statements, whether the reassessment of the Company’s internal controls over financial reporting could lead the Company to conclude that there were deficiencies in its internal control over financial reporting that constitute material weaknesses; the Company’s responses to potential comments from the SEC; adverse effects on the Company’s business and operations as a result of increased regulatory, media or financial reporting issues and practices, rumors or otherwise; the costs and expenses of the restatement; the initiation of legal proceedings; the volatility of the Company’s stock price; and other risks described more fully in the Company’s filings with the SEC. In addition, please refer to the risk factors contained in the Company’s SEC filings, including the Company’s most recent Annual Report on Form 10-K, as amended, and Quarterly Reports on Form 10-Q, as amended. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, the Company assumes no obligation and does not intend to update any forward-looking statement to reflect events or circumstances after the date hereof.

Loop Industries, Inc. Page 3 of 5

Contacts

Frank Zitella

Chief Financial Officer

Loop Industries, Inc.

450.951.8555

FZitella@LoopIndustries.com

Financial Profiles:

Investors:

Lauren Crawford

310.622.8239

Johan Yokay

310.622-8241

loop@finprofiles.com

Media:

Luke Seiler

310.622.8240

loop@finprofiles.com

Loop Industries, Inc. Page 4 of 5

Loop Industries, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three months ended		Nine months ended
	November 30,		November 30,
	2017	2016	2017	2016

Revenue	$-	$-	$-	$-

Operating Expenses -
Research and development	3,894,454	368,403	5,341,763	1,217,600
General and administrative	2,720,078	277,951	4,691,294	1,034,007
Depreciation and amortization	98,755	102,244	281,016	290,396
Foreign exchange loss (gain)	(9,634)	809	88,634	(2,880)
Total operating expenses	6,703,653	749,407	10,402,707	2,539,123

Net Loss	(6,703,653)	(749,407)	(10,402,707)	(2,539,123)

Other comprehensive gain (loss) -
Foreign currency translation adjustment	155,354	(18,488)	(2,068)	(42,846)
Comprehensive Loss	$(6,548,299)	$(767,895)	$(10,404,775)	$(2,581,969)

Loss per share
- Basic and Diluted	$(0.20)	$(0.02)	$(0.32)	$(0.08)

Weighted average common shares outstanding
- Basic and Diluted	32,793,181	31,390,807	32,183,343	31,001,702

Loop Industries, Inc. Page 5 of 5

Loop Industries, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	As at
	November 30,	February 28,
	2017	2017
Assets
Current Assets
Cash	$3,400,973	$916,487
Restricted cash	38,795	-
Valued added tax and other receivables	148,905	259,297
Prepayments	15,518	-
Total current assets	3,604,191	1,175,784

Property and Equipment, net of accumulated depreciation of $734,699 and $497,244, respectively	1,659,781	1,566,969

Intellectual Property, net of accumulated amortization of $184,734 and $137,050, respectively	260,316	308,000
Total assets	$5,524,288	$3,050,753

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued liabilities	$1,162,216	$161,536
Accrued officer compensation	-	360,000
Advance from majority stockholder	72,880	391,695
Total current liabilities	1,235,096	913,231

Commitments and Contingencies

Stockholders' Equity
Series A Preferred stock par value $0.0001; 25,000,000 shares authorized; one share issued and outstanding	-	-
Common stock par value $0.0001: 250,000,000 shares authorized; 32,807,137 and 31,451,973 shares issued and outstanding, respectively	3,281	3,146
Additional paid-in capital	21,275,564	8,723,390
Common stock issuable, 1,000,000 shares at November 30 and February 28, 2017	800,000	800,000
Accumulated deficit	(17,640,510)	(7,237,803)
Accumulated other comprehensive loss	(149,143)	(151,211)
Total stockholders' equity	4,289,192	2,137,522
Total liabilities and stockholders' equity	$5,524,288	$3,050,753